                                 EXHIBIT 99.1 TO

                                    FORM 10-K


                                     AMENDED

                                    FORM 11-K

                                  ANNUAL REPORT




                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934


              For the Fiscal Years Ended December 31, 1994 and 1995





                            ROYAL APPLIANCE MFG. CO.
               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST
               --------------------------------------------------
                            (Full title of the plan)


                            ROYAL APPLIANCE MFG. CO.
                            ------------------------
          (Name of issuer of the securities held pursuant to the plan)


                     650 ALPHA DRIVE, CLEVELAND, OHIO 44143
                     --------------------------------------
                    (Address of principal executive office)

                          INDEX OF FINANCIAL STATEMENTS

                             -----------------------


                                                                                          PAGES
                                                                                          -----

Report of Independent Accountants                                                              2

Financial Statements:

  Statement of Net Assets Available for Plan
    Benefits at December 31, 1994                                                              3

  Statement of Net Assets Available for Plan
      Benefits at December 31, 1995                                                            4

  Statement of Changes in Net Assets Available for
    Plan Benefits for the year ended December 31, 1994                                         5

  Statement of Changes in Net Assets Available for
      Plan Benefits for the year ended December 31, 1995                                       6

Notes to Financial Statements                                                                7-9


Supplemental Schedules:

   Schedule of Assets Held for Investment Purposes
      for the years ended December 31, 1994 and 1995                                          10

   Schedule of Reportable Transactions for the years
       ended December 31, 1994 and 1995                                                       11

                        REPORT OF INDEPENDENT ACCOUNTANTS

                             -----------------------



To the Trustees of the
  Royal Appliance Mfg. Co. Employees
  Profit Sharing Retirement Plan and Trust


We have audited the accompanying statements of net assets available for plan benefits of the Royal Appliance Mfg. Co. Employees Profit Sharing Retirement Plan and Trust (the Plan) as of December 31, 1994 and 1995 and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1994 and 1995 and the changes in net assets available for Plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions for the years ended December 31, 1994 and 1995 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                          Coopers & Lybrand L.L.P.



Cleveland, Ohio
March 27, 1996

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST



               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                              AT DECEMBER 31, 1994

                             -----------------------


                            NATIONAL  INSTITUTIONAL   STRONG                VANGUARD                 KAUFMANN
                             CITY      INVESTORS'   GOVERNMENT  FIDELITY      500        GABELLI     AGGRESSIVE   SCUDDER
                             CASH        GIC        SECURITIES  PURITAN     PORTFOLIO    GROWTH       GROWTH       GLOBAL
        ASSETS              ACCOUNT      FUND          FUND       FUND        FUND        FUND         FUND        FUND
                            -------      ----          ----       ----        ----        ----         ----        ----

Investments               $  147,194   $1,715,176  $  458,417  $  682,430  $  312,971  $  453,325  $  799,946  $  373,899

Contributions receivable        --        111,919      22,019      34,385      21,718       3,312      63,426      22,819

Loans to participants        (39,200)        --          --          --          --          --          --          --
                          ----------   ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total Assets              $  107,994   $1,827,095  $  480,436  $  716,815  $  334,689  $  456,637  $  863,372  $  396,718
                          ==========   ==========  ==========  ==========  ==========  ==========  ==========  ==========
NET ASSETS AVAILABLE
   FOR PLAN BENEFITS

Net Assets Available
   For Plan Benefits      $  107,994   $1,827,095  $  480,436  $  716,815  $  334,689  $  456,637  $  863,372  $  396,718
                          ==========   ==========  ==========  ==========  ==========  ==========  ==========  ==========



                            DODGE & COX  NEW YORK     ROYAL
                             BALANCED    VENTURE      STOCK        LOAN
        ASSETS                FUND        FUND         FUND        ACCOUNT    TOTAL
                              ----        ----         ----        -------    -----

Investments                      --    $       --  $  414,646  $   11,700  $5,369,704

Contributions receivable        6,850      27,625      24,651        --       338,724

Loans to participants            --          --          --        39,200        --
                          -----------  ----------  ----------  ----------  ----------
Total Assets              $     6,850  $   27,625  $  439,297  $   50,900  $5,708,428
                          ===========  ==========  ==========  ==========  ==========
NET ASSETS AVAILABLE
   FOR PLAN BENEFITS

Net Assets Available
   For Plan Benefits      $     6,850  $   27,625  $  439,297  $   50,900  $5,708,428
                          ===========  ==========  ==========  ==========  ==========





   The accompanying notes are an integral part of these financial statements.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                              AT DECEMBER 31, 1995

                             -----------------------


                            National   Institutional   Strong                Vanguard    Kaufmann
                             City       Investors'   Government   Fidelity     500      Aggressive  Scudder
                             Cash          GIC       Securities   Puritan   Portfolio     Growth     Global
        Assets              Account       Fund          Fund        Fund       Fund        Fund       Fund
                            -------       ----          ----        ----       ----        ----       ----

Investments               $  103,627   $1,868,941  $  526,296  $  968,232  $  627,088  $1,445,854  $  538,856

Contributions receivable        --         92,394      19,154      30,538      31,865      73,579        --

Loans to participants        (58,877)        --          --          --          --          --          --
                          ----------   ----------  ----------  ----------  ----------  ----------  ----------
Total assets              $   44,750   $1,961,335  $  545,450  $  998,770  $  658,953  $1,519,433  $  538,856
                          ==========   ==========  ==========  ==========  ==========  ==========  ==========
NET ASSETS AVAILABLE
     FOR PLAN BENEFITS

Net Assets Available
     For Plan Benefits    $   44,750   $1,961,335  $  545,450  $  998,770  $  658,953  $1,519,433  $  538,856
                          ==========   ==========  ==========  ==========  ==========  ==========  ==========



                             Dodge &
                               Cox        New York   Templeton      Royal
                             Balanced     Venture     Foreign       Stock      Loan
        Assets                 Fund         Fund       Fund         Fund      Account     Total
                               ----         ----       ----         ----      -------     -----

Investments                $  123,278   $  915,688  $     --    $  388,266  $   35,787  $7,541,913

Contributions receivable       14,532       47,596      22,828      25,186        --       357,672

Loans to participants            --           --          --          --        58,877        --
                           ----------   ----------  ----------  ----------  ----------  ----------
Total assets               $  137,810   $  963,284  $   22,828  $  413,452  $   94,664  $7,899,585
                           ==========   ==========  ==========  ==========  ==========  ==========
NET ASSETS AVAILABLE
     FOR PLAN BENEFITS

Net Assets Available
     For Plan Benefits     $  137,810   $  963,284  $   22,828  $  413,452  $   94,664  $7,899,585
                           ==========   ==========  ==========  ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1994


                             -----------------------

                                                                      Institutional     Strong                     Vanguard
                                                          National      Investors'    Government     Fidelity        500
                                                         City Cash         GIC        Securities     Puritan      Portfolio
                                                          Account          Fund          Fund          Fund          Fund
                                                          -------          ----          ----          ----          ----

Additions:
 Contributions and
 Contributions Receivable:
  Company contributions                                $      --     $   168,698   $    42,643   $    68,900   $    41,608
  Employee pre-tax contributions                           411,172       115,382        41,472        81,937        50,095
  Participant's voluntary after-tax contributions            4,560         2,869           260         1,597           382

   Investment Income:
      Interest                                               6,310         1,345        23,906        51,230         8,479
      Dividend                                                --            --            --            --            --

   Net appreciation/(depreciation) in fair
      market value                                            --          76,666       (32,829)      (54,344)       (4,388)

   Loans to participants, net                               16,030        (5,333)       (5,438)       (1,479)         (525)

   Transfer from prior trustee                           4,236,367          --            --            --            --

   Transfers between funds, net                         (4,504,859)    1,614,845       438,024       591,138       249,775
                                                       -----------   -----------   -----------   -----------   -----------

      Total additions                                      169,580     1,974,472       508,038       738,979       345,426

Deductions:
   Benefits paid to participants                            61,414       147,211        27,560        21,873        10,557

   Miscellaneous fees                                          172           166            42           291           180
                                                       -----------   -----------   -----------   -----------   -----------

      Net additions                                        107,994     1,827,095       480,436       716,815       334,689

   Net Assets Available for Plan Benefits,
      Beginning of Year                                       --            --            --            --            --
                                                       -----------   -----------   -----------   -----------   -----------

   Net Assets Available for Plan Benefits,
      End of Year                                      $   107,994   $ 1,827,095   $   480,436   $   716,815   $   334,689
                                                       ===========   ===========   ===========   ===========   ===========



                                                                       Kaufman                         Dodge &
                                                         Gabelli      Aggressive         Scudder         Cox     New York
                                                          Growth        Growth           Global       Balanced   Venture
                                                           Fund          Fund             Fund          Fund       Fund
                                                           ----          ----             ----          ----       ----

Additions:
 Contributions and
 Contributions Receivable:
  Company contributions                              $    28,905   $   112,188      $    44,727   $     6,850  $    27,625
  Employee pre-tax contributions                          60,352       123,214           51,451          --           --
  Participant's voluntary after-tax contributions            349         1,472               85          --           --

  Investment Income:
      Interest                                               276           450            6,976          --           --
      Dividend                                            20,571          --               --            --           --

  Net appreciation/(depreciation) in fair
      market value                                       (18,039)       50,168          (19,719)         --           --

  Loans to participants, net                                (952)      (10,323)            (493)         --           --

  Transfer from prior trustee                               --            --               --            --           --

  Transfers between funds, net                           390,698       621,599          329,120          --           --
                                                     -----------   -----------      -----------   -----------  -----------

      Total additions                                    482,160       898,768          412,147         6,850       27,625

Deductions:
   Benefits paid to participants                          25,304        35,338           15,227          --           --

   Miscellaneous fees                                        219            58              202          --           --
                                                     -----------   -----------      -----------   -----------  -----------

      Net additions                                      456,637       863,372          396,718         6,850       27,625

   Net Assets Available for Plan Benefits,
      Beginning of Year                                     --            --               --            --           --
                                                     -----------   -----------      -----------   -----------  -----------

   Net Assets Available for Plan Benefits,
      End of Year                                    $   456,637   $   863,372      $   396,718   $     6,850  $    27,625
                                                     ===========   ===========      ===========   ===========  ===========




                                                                                               Separate
                                                         Royal                                 Capital     Separate
                                                         Stock        Loan       Guaranteed    Growth        Bond
                                                          Fund       Account      Account       Fund        Account         Total
                                                          ----       -------      -------       ----        -------         -----

Additions:
 Contributions and Contributions Receivable:
  Company contributions                              $    45,057  $      --    $      --    $      --     $      --     $   587,201
  Employee pre-tax contributions                          51,741         --           --           --            --         986,816
  Participant's voluntary after-tax contributions            634         --           --           --            --          12,208

   Investment Income:
      Interest                                               651        1,426       11,652         --            --         112,701
      Dividend                                              --           --           --           --            --          20,571

   Net appreciation/(depreciation) in fair
      market value                                      (195,941)        --           --         47,784           508      (150,134)

   Loans to participants, net                               (971)       9,484         --           --            --            --

   Transfer from prior trustee                           (85,514)        --     (2,865,780)  (1,105,683)     (179,390)         --

   Transfers between funds, net                          269,660         --           --           --            --            --
                                                     -----------  -----------  -----------  -----------   -----------   -----------

      Total additions                                     85,317       10,910   (2,854,128)  (1,057,899)     (178,882)    1,569,363

Deductions:
   Benefits paid to participants                          28,954         --         16,503       17,819         3,460       411,220

   Miscellaneous fees                                         90         --           --           --            --           1,420
                                                     -----------  -----------  -----------  -----------   -----------   -----------

      Net additions                                       56,273       10,910   (2,870,631)  (1,075,718)     (182,342)    1,156,723

   Net Assets Available for Plan Benefits,
      Beginning of Year                                  383,024       39,990    2,870,631    1,075,718       182,342     4,551,705
                                                     -----------  -----------  -----------  -----------   -----------   -----------

   Net Assets Available for Plan Benefits,
      End of Year                                    $   439,297  $    50,900  $      --    $      --     $      --     $ 5,708,428
                                                     ===========  ===========  ===========  ===========   ===========   ===========


   The accompanying notes are an integral part of these financial statements.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1995



                                                    National    Institutional   Strong                  Vanguard
                                                      City        Investors'   Government   Fidelity      500
                                                      Cash           GIC       Securities   Puritan     Portfolio
                                                     Account        Fund         Fund         Fund        Fund
                                                     -------        ----         ----         ----        ----
Additions:
  Contributions and
  Contributions Receivable:
    Company contributions                          $     --     $  163,144   $   40,565   $   78,586   $   65,306
    Employee pre-tax contributions                    (59,345)     173,553       51,006      145,865      108,956
    Participant's voluntary after-tax contributions      (557)       1,999          373          249          460
  Investment Income:
    Interest                                            2,743          699          238          346          379
    Dividend                                             --           --         30,741       50,138       13,293
  Net appreciation/(depreciation) in fair
    market value                                         --        117,061       56,875      114,910      129,627
  Loans to participants, net                           44,842      (14,872)      (3,939)      (9,972)      (3,097)
  Transfers between funds, net                        (14,911)      26,612      (83,385)     (39,288)      49,858
                                                   ----------   ----------   ----------   ----------   ----------
  Total additions                                     (27,228)     468,196       92,474      340,834      364,782

  Deductions:
    Benefits paid to participants                      36,016      333,894       27,439       58,848       40,483
    Miscellaneous fees                                   --             62           21           31           35
                                                   ----------   ----------   ----------   ----------   ----------
  Net additions                                       (63,244)     134,240       65,014      281,955      324,264

  Net Assets Available for Plan Benefits,
    Beginning of Year                                 107,994    1,827,095      480,436      716,815      334,689
                                                   ----------   ----------   ----------   ----------   ----------
                                                         --           --           --           --           --
  Net Assets Available for Plan Benefits,
    End of Year                                    $   44,750   $1,961,335   $  545,450   $  998,770   $  658,953
                                                   ==========   ==========   ==========   ==========   ==========



                                                                 Kaufmann                  Dodge &
                                                     Gabelli     Aggressive   Scudder        Cox        New York    Templeton
                                                     Growth        Growth      Global      Balanced      Venture     Foreign
                                                      Fund          Fund        Fund         Fund         Fund         Fund
                                                      ----          ----        ----         ----         ----         ----
Additions:
  Contributions and
  Contributions Receivable:
    Company contributions                          $     --     $  165,746   $   39,075   $   29,073   $   99,434   $   17,554
    Employee pre-tax contributions                      5,770      245,532       82,067       42,235      131,646        5,274
    Participant's voluntary after-tax contributions        43          710          175         --          1,070         --
  Investment Income:
    Interest                                              395          639          255          253          777         --
    Dividend                                             --         26,621       11,548        5,026       62,466         --
  Net appreciation/(depreciation) in fair
    market value                                       22,452      342,306       69,458        7,255      162,229         --
  Loans to participants, net                             (220)      (5,690)      (2,769)      (1,173)      (2,305)        --
  Transfers between funds, net                       (480,408)      (4,271)     (23,213)      51,511      517,730         --
                                                   ----------   ----------   ----------   ----------   ----------   ----------
  Total additions                                    (451,968)     771,593      176,596      134,180      973,047       22,828

  Deductions:
  Benefits paid to participants                         4,667      115,426       34,435        3,199       37,323         --
  Miscellaneous fees                                        2          106           23           21           65         --
                                                   ----------   ----------   ----------   ----------   ----------   ----------
  Net additions                                      (456,637)     656,061      142,138      130,960      935,659       22,828

  Net Assets Available for Plan Benefits,
    Beginning of Year                                 456,637      863,372      396,718        6,850       27,625         --
                                                   ----------   ----------   ----------   ----------   ----------   ----------
  Net Assets Available for Plan Benefits,
    End of Year                                    $     --     $1,519,433   $  538,856   $  137,810   $  963,284   $   22,828
                                                   ==========   ==========   ==========   ==========   ==========   ==========





                                                       Royal
                                                       Stock        Loan
                                                       Fund        Account      Total
                                                       -----      --------     -------
Additions:
  Contributions and
  Contributions Receivable:
    Company contributions                           $   57,425    $    --    $  755,908
    Employee pre-tax contributions                      94,766         --     1,027,325
    Participant's voluntary after-tax contributions      1,577         --         6,099
  Investment Income:
    Interest                                               381        5,642      12,747
    Dividend                                              --           --       199,833
  Net appreciation/(depreciation) in fair
    market value                                      (152,101)        --       870,072
  Loans to participants, net                              (805)      38,122      38,122
  Transfers between funds, net                            (235)        --          --
                                                    ----------   ----------  ----------
  Total additions                                        1,008       43,764   2,910,106

  Deductions:
  Benefits paid to participants                         26,818         --       718,548
  Miscellaneous fees                                        35         --           401
                                                    ----------   ----------  ----------
    Net additions                                      (25,845)      43,764   2,191,157

  Net Assets Available for Plan Benefits,
    Beginning of Year                                  439,297       50,900   5,708,428
                                                    ----------   ----------  ----------
  Net Assets Available for Plan Benefits,
    End of Year                                     $  413,452   $   94,664  $7,899,585
                                                    ==========   ==========  ==========



  The accompanying notes are an integral part of these financial statements.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

                          NOTES TO FINANCIAL STATEMENTS


                               ------------------


1.     Plan Description and Benefits:
       -----------------------------

       The following brief description of the Royal Appliance Mfg. Co. Employees Profit Sharing Retirement Plan and Trust (the "Plan") is provided for general information purposes only. Participants should refer to the Summary Plan Description for more complete information.

       GENERAL - The Plan is a defined contribution plan covering substantially all employees of Royal Appliance Mfg. Co. (the "Company"). Employees who attain age 20-1/2 and complete at least six months of service are eligible to become participants in the Plan.

       On December 27, 1991, the Company filed Form S-8 with the Securities and Exchange Commission (SEC) allowing participants in the Plan to invest in Common Shares of the Company. This investment option was available as of February 1, 1992. As a result, the Plan is now required to comply with the reporting provisions of the SEC Form 11-K.

       CONTRIBUTIONS - Contributions consist of employer matching, employer profit sharing, salary reduction, voluntary after-tax contributions, and rollover contributions.

       Employer matching contributions were 75% of the salary reduction contributions that do not exceed 4% of employee compensation for 1994. In 1995, employer matching contributions were 100% of the salary reduction contributions that do not exceed 2% of qualified employee compensation and 50% of the salary reduction contributions greater than 2% but not in excess of 4% of qualified employee compensation. The employer profit sharing contribution is discretionary based on amounts as authorized by the Board of Directors. All employer contributions have been made in the form of cash. Salary reduction contributions may range from 1% to 15% of qualified compensation subject to annual I.R.S. limits. Participants may also make voluntary after-tax contributions of up to 10% of their annual compensation in addition to the contribution through salary reduction. Rollover contributions are also permitted.

       INVESTMENT OF FUNDS - All of the investment transactions are executed by National City Trust ("National City"), an affiliate of National City Corporation.

       Each participant may elect among the following investment vehicles:

       A. INSTITUTIONAL INVESTORS' GIC FUND - Seeks to provide income and stability of principal by investing in guaranteed investment contracts (GIC's) or similar instruments issued by insurance companies and/or banks.

       B. STRONG GOVERNMENT SECURITIES FUND - Seeks to provide a high level of current income by investing in securities issued or guaranteed by the U.S. government.

       C. FIDELITY PURITAN FUND - Seeks to maximize income, with growth of capital being a secondary objective. Invests in high-yielding securities, including common stocks, preferred stocks and bonds.

       D. VANGUARD 500 PORTFOLIO FUND - Seeks to return investment results that correspond to the price and yield performance of the S&P 500 index.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

                          NOTES TO FINANCIAL STATEMENTS

                               ------------------


1.     Plan Description and Benefits (cont.):
       -------------------------------------

       E. GABELLI GROWTH FUND - Seeks long-term capital growth by investing in companies whose stock is considered to be undervalued. This fund was discontinued in 1995.

       F. KAUFMANN AGGRESSIVE GROWTH FUND - Seeks growth of capital by investing in stocks of small to medium size companies typically outside of the S&P 500 "universe".

       G. SCUDDER GLOBAL FUND - Seeks long term growth of capital by investing in companies incorporated in the U.S. and foreign countries.

       H. DODGE & COX BALANCED FUND - seeks income, conservation of principal, and long-term growth of principal and income.

       I. NEW YORK VENTURE FUND - seeks long term capital growth by investing in securities that have above average appreciation potential.

       J. TEMPLETON FOREIGN FUND - seeks long term growth of capital by investing in companies generally located in foreign countries.

       K. ROYAL STOCK FUND - This fund is comprised exclusively of Common Shares, without par value of the Company (Common Shares). Each participant electing to purchase Common Shares through the Stock Fund is permitted to vote such Common Shares in the same manner as any other shareholder and is furnished proxy materials to such effect. If a participant does not vote their proxy, the Trustee votes the proxy for the participant's Common Shares. Investments in the Stock Fund may be made as of January 1, April 1, July 1, or October 1 investment dates, but may not, for administrative reasons, be effected until up to 12 days (or such later date as is legally or administratively required) after the relevant quarterly investment date. Common Shares purchased under the Account are generally purchased on the open market for cash. The price of Common Shares purchased on the open market is priced for each participant's account at an average purchase price of all shares purchased, plus brokerage fees, taxes, commissions and expenses incident to the purchase, unless it is determined that the Company will bear these costs. No more than 50% of a participant's contributions may be invested in the Stock Fund.

       Participants can allocate their contribution between the Funds in various percentages, which can be changed on a quarterly basis throughout the year.

       The number of participants in each investment program as of December 31, 1995 was as follows:

                                                                                  No. of
                                                                               Participants
                                                                               ------------
             Institutional Investors' GIC Fund                                      403
             Strong Government Securities Fund                                      203
             Fidelity Puritan Fund                                                  261
             Vanguard 500 Portfolio Fund                                            239
             Kaufmann Aggressive Growth Fund                                        376
             Scudder Global Fund                                                    215
             Dodge & Cox Balanced Fund                                              115
             New York Venture Fund                                                  298
             Royal Stock Fund                                                       247

       VESTING - All contributions are 100% vested and non-forfeitable.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

                          NOTES TO FINANCIAL STATEMENTS

                               ------------------

1.     Plan Description and Benefits (cont.):
       -----------------------------

       DISTRIBUTION AND WITHDRAWALS - Hardship loans and withdrawals are permitted pursuant to the terms of the Plan. In addition, participants may make hardship withdrawals from the voluntary after-tax contribution account by filing a written request at least thirty (30) days in advance.

       Participants and their beneficiaries are entitled to receive a distribution of their account balances upon death, disability, termination of employment prior to retirement, or retirement. Distribution may be made in a lump sum or periodic payments, as may be elected by the participants or their beneficiaries, subject to the terms of the Plan.

       APPRECIATION (DEPRECIATION) IN FAIR MARKET VALUE OF ASSETS - The Plan presents, in the Statements of Changes in Net Assets Available for Plan Benefits, the net appreciation (depreciation) in the fair market value of its investments, which consist of realized gains or losses and unrealized appreciation (depreciation).

       EXPENSES - Administrative fees, brokerage fees and other Plan expenses are the responsibility of the Plan. The Company, at its discretion has elected to pay these costs directly.

2.     Summary of Significant Accounting Policies:
       ------------------------------------------

       BASIS OF PRESENTATION - The accompanying financial statements have been prepared on an accrual basis in accordance with generally accepted accounting principles.

       INVESTMENTS - Certain assets of the Plan are maintained in Guaranteed Investment Contracts (the Institutional Investors' GIC Fund) and Investment Funds (Strong Government Securities Fund, Fidelity Puritan Fund, Vanguard S&P 500 Portfolio Fund, Kaufmann Aggressive Growth Fund, Scudder Global Fund, Dodge & Cox Balanced Fund and New York Venture Fund, Templeton Foreign Fund)and common shares of the Company. Contributions by the Company and employees are first made to National City via the cash account facility. Contributions and income from investments of each Fund are reinvested in the same Fund.

       Investments in Guaranteed Investment Contracts are recorded at the guaranteed value (contribution and interest) of the Plan assets.

       Other investments are valued at fair market value by National City using readily available published market values.

3.     Income Tax Status:
       -----------------

       The Internal Revenue Service (IRS) has issued a favorable determination letter dated June 20, 1995, with respect to the Plan's qualified status, as amended, under Section 401(a) of the Internal Revenue Code (Code). As such, the trust established thereunder is exempt from Federal income taxes under Section 501(a) of the Code. All withdrawals are taxable to the participants of the Plan.

4.     Right to Terminate:
       ------------------

       Although it has not expressed any interest to do so, the Company has the right to terminate the Plan at any time.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

          ITEM 27 (A) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995





----- ----------------------------------------------    ---------------------------------------------- ------------- -------------
 (a)                       (b)                                               (c)                            (d)           (e)
      Identity of issue, borrower, lessor, or similar   Description of investment including maturity        Cost        Current
      party                                             date, rate of interest, collateral,                              Value
                                                        par or maturity value
----- ----------------------------------------------    ---------------------------------------------- ------------- -------------
1994
====
      Royal Appliance Stock                             Common Stock                                        $847,183      $414,635
      Kaufmann Fund                                     Mutual Fund                                          749,101       799,792
      Scudder Global Fund                               Mutual Fund                                          393,447       373,846
      Fidelity Puritan Fund                             Mutual Fund                                          735,809       682,381
      Vanguard Index 500 Fund                           Mutual Fund                                          317,181       312,910
      Strong Government Securities                      Mutual Fund                                          488,188       457,814
      Institutional Investors GIC Fund                  GIC Fund                                           1,628,991     1,704,312
      Gabelli Asset Fund                                Mutual Fund                                          471,184       453,213
      NCC Money Market Portfolio                        Mutual Fund                                          119,497       119,497
      Participant Loans                                 Various maturity dates; interest prime plus 1%        50,900        50,900

1995
====
      Royal Appliance Stock                             Common Stock                                        $969,611      $388,007
      Armada Money Market Fund                          Mutual Fund                                           29,770        29,770
      Dodge & Cox Balanced Fund                         Mutual Fund                                          114,065       121,320
      Fidelity Puritan Fund                             Mutual Fund                                          907,585       967,696
      Kaufmann Fund                                     Mutual Fund                                        1,068,027     1,443,216
      Davis New York Venture Fund                       Mutual Fund                                          751,463       859,620
      Scudder Global Fund                               Mutual Fund                                          490,712       537,616
      Vanguard Index 500 Fund                           Mutual Fund                                          493,344       617,198
      Strong Government Securities                      Mutual Fund                                          499,044       526,597
      Institutional Investors GIC Fund                  GIC Fund                                           1,674,244     1,850,373
      Participant Loans                                 Various maturity dates; interest prime                94,664        94,664
                                                        plus 1%


                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

         ITEM 30(D) - SCHEDULE OF TRANSACTIONS OR SERIES OF TRANSACTIONS IN EXCESS OF 5% OF THE CURRENT VALUE OF PLAN ASSETS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995


                                 --------------



    IDENTITY OF PARTY          DESCRIPTION OF        # OF SHARES    PURCHASE
    -----------------          --------------        -----------    --------
        INVOLVED                    ASSET                             PRICE
        --------                    -----                             -----
1994                      Royal Appliance Mfg. Co.
----     National City    Common Stock
                          Purchase                     70,329       $330,828
1995                      Royal Appliance Mfg. Co.
----     National City    Common Stock
                          Purchase                     37,681       $128,427


    IDENTITY OF PARTY       SELLING PRICE   COST OF ASSET    CURRENT VALUE OF     REALIZED GAIN (LOSS)
    -----------------       -------------   -------------    ----------------    ---------------------
        INVOLVED                                                   ASSET                ON SALE
        --------                                                   -----                -------
1994
----     National City
                                  --           $330,828          $246,152                  --
1995
----     National City
                                  --           $128,427           $94,202                  --